SIGNET BANKING CORPORATION AND SUBSIDIARIES

                                    FORM 10-Q

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE



                                                                      Three Months Ended June 30
------------------------------------------------------------------------------------------------------------
(dollars in thousands-- except per share)                            1997                    1996
------------------------------------------------------------------------------------------------------------
Common and common equivalent:
    Average shares outstanding                                      60,307,099              59,471,286
    Dilutive stock options--based on the treasury
        stock method using average market price                      1,102,101               1,030,790
============================================================================================================
    Shares used                                                     61,409,200              60,502,076
============================================================================================================

    Net income (loss) applicable to Common Stock                  $     (1,974)         $       30,481
============================================================================================================
    Per share amount                                              $      (0.03)         $         0.50
============================================================================================================

Assuming full dilution:
    Average shares outstanding                                      60,307,099              59,471,286
    Dilutive stock options--based on the treasury
        stock method using the period end market price,
        if higher than the average market price                      1,258,511               1,030,790
============================================================================================================
    Shares used                                                     61,565,610              60,502,076
============================================================================================================
    Net income (loss) applicable to Common Stock                  $    (1,974)          $       30,481
============================================================================================================

    Per share amount                                              $     (0.03)          $         0.50
============================================================================================================




                                                                           Six Months Ended June 30
------------------------------------------------------------------------------------------------------------
(dollars in thousands-- except per share)                               1997                     1996
------------------------------------------------------------------------------------------------------------
Common and common equivalent:
    Average shares outstanding                                          60,228,792              59,383,180
    Dilutive stock options--based on the treasury
        stock method using average market price                          1,116,907               1,041,210
------------------------------------------------------------------------------------------------------------
    Shares used                                                         61,345,699              60,424,390
============================================================================================================

    Net income (loss) applicable to Common Stock                      $     31,076          $       61,676
============================================================================================================

    Per share amount                                                  $       0.51          $         1.02
============================================================================================================

Assuming full dilution:
    Average shares outstanding                                          60,228,792              59,383,180
    Dilutive stock options--based on the treasury
        stock method using the period end market price,
        if higher than the average market price                          1,195,112               1,046,186
===========================================================================================================
    Shares used                                                         61,423,904              60,429,366
===========================================================================================================
    Net income (loss) applicable to Common Stock                    $       31,076          $       61,676
------------------------------------------------------------------------------------------------------------

    Per share amount                                                $         0.51          $         1.02
============================================================================================================




The calculations of common and common equivalent earnings per share and fully diluted earnings per share are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although both are not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because there is dilution of less than 3%. The Registrant has elected to show fully diluted earnings per share in its financial statements.